UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2022

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32268	11-3715772
Delaware	333-202666-01	20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Sixth Amended and Restated Credit Agreement

On July 29, 2022, Kite Realty Group Trust, a Maryland real estate investment trust (“Kite Realty”), and Kite Realty Group, L.P., a Delaware limited partnership and the operating partnership of Kite Realty (the “Operating Partnership”), entered into the Second Amendment (the “Second Amendment”) to the Credit Agreement (as defined below) with KeyBank National Association (“KeyBank”), as administrative agent, and the lenders party thereto. The Second Amendment amends that certain Sixth Amended and Restated Credit Agreement, dated as of July 8, 2021 (as amended by the First Amendment to the Sixth Amended and Restated Credit Agreement dated as of October 22, 2021, the “Existing Credit Agreement,” and the Existing Credit Agreement as amended by the Second Amendment, the “Amended Credit Agreement”), among the Operating Partnership (as successor by merger to Retail Properties of America, Inc. (“RPAI”)), as borrower, KeyBank, as administrative agent, and the lenders from time to time party thereto.

The Second Amendment provides for, among other things, (i) an increase in the revolving commitments under the Existing Credit Agreement (the “Revolving Facility”) from $850 million to $1.1 billion, together with the replacement of LIBOR with adjusted SOFR as the interest reference rate for loans under the Revolving Facility, (ii) a new senior unsecured term loan in an aggregate principal amount of $300 million (the “New Term Loan”), which New Term Loan (x) has a scheduled maturity date of July 29, 2029 and (y) accrues interest at a rate per annum equal to adjusted SOFR plus a margin that ranges from 1.15% to 2.20% depending on the Operating Partnership’s credit rating, with the potential to reduce the otherwise applicable interest rate margin by one basis point if certain greenhouse gas emission reduction targets are achieved, and (iii) certain other amendments set forth therein. A portion of the proceeds of the New Term Loan were applied to repay the Operating Partnership’s existing $200 million senior unsecured term loan that was scheduled to mature on November 22, 2023.

Under the Amended Credit Agreement, the Operating Partnership has the option to increase the Revolving Facility and/or incur additional terms loans by up to an additional $600 million, for an aggregate committed amount of up to $2.0 billion, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Credit Agreement, to provide such increased amounts.

The covenants contained in the Amended Credit Agreement are substantially the same as under the Existing Credit Agreement, except that, among other modifications, each of (x) the maximum leverage ratio of 60% and (y) the maximum ratio of unsecured debt to the value of a pool of unencumbered properties of 60% were amended to allow such ratios to increase to 65% during the quarter in which a material acquisition occurs and the three immediately following fiscal quarters (as opposed to the quarter in which a material acquisition occurs and one subsequent fiscal quarter as provided in the Existing Credit Agreement).

The forgoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Fourth Amendment to Term Loan Agreement

On July 29, 2022, Kite Realty and the Operating Partnership entered into the Fourth Amendment (the “Fourth Amendment”) to the Term Loan Agreement (as defined below) with KeyBank, as administrative agent, and the lenders party thereto. The Fourth Amendment amends that certain Term Loan Agreement, dated as of July 17, 2019 (as amended by the First Amendment to Term Loan Agreement, dated as of May 4, 2020, the Second Amendment to Term Loan Agreement, dated as of July 19, 2021, the Third Amendment to Term Loan Agreement, dated as of October 22, 2021 and the Fourth Amendment, the “Amended Term Loan Agreement”), by and among the Operating Partnership (as successor by merger to RPAI), as borrower, KeyBank, as administrative agent, and the lenders from time to time party thereto, which provides for (i) a $120 million unsecured term loan with a scheduled maturity date of July 17, 2024 and (ii) a $150 million unsecured term loan with a scheduled maturity date of July 17, 2026.

The Fourth Amendment provides for, among other things, (i) the replacement of LIBOR with adjusted SOFR as the interest reference rate for all loans under the Amended Term Loan Agreement and (ii) certain other amendments and modifications to conform to the terms of the Amended Credit Agreement.

The forgoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Certain of the lenders under the Credit Agreement and Term Loan Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for Kite Realty, its subsidiaries and certain of its affiliates for which they receive customary fees and commissions.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the incurrence of the New Term Loan, the Operating Partnership repaid in full its $200 million senior unsecured term loan that was scheduled to mature on November 22, 2023 provided pursuant to that certain Term Loan Agreement, dated as of November 22, 2016, by and among the Operating Partnership (as successor by merger to RPAI), Capital One, National Association, as administrative agent, and the lenders party thereto. In connection with such termination, the Springing Guaranty, dated as of October 22, 2021, by Kite Realty in favor of the lenders under such term loan facility was also terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Sixth Amended and Restated Credit Agreement, dated as of July 29, 2022, by and among Kite Realty Group, L.P., Kite Realty Group Trust, KeyBank National Association, as administrative agent, and the lenders party thereto
10.2	Fourth Amendment to Term Loan Agreement, dated as of July 29, 2022, by and among Kite Realty Group, L.P., Kite Realty Group Trust, KeyBank National Association, as administrative agent, and the lenders party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrants hereby agree to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission (the “SEC”) upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: August 2, 2022	By:	/s/ Heath R. Fear
Heath R. Fear Executive Vice President and Chief Financial Officer

KITE REALTY GROUP, L.P.

By: Kite Realty Group Trust, its sole general partner

By:	/s/ Heath R. Fear
Heath R. Fear Executive Vice President and Chief Financial Officer